Exhibit 10.5

RESCISSION AND RELEASE AGREEMENT

This RESCISSION AND RELEASE AGREEMENT (this *"Agreement"*) is made as of December 12,2022 and executed this February 14, 2023, by and between SMC Entertainment, Inc. , a Nevada corporation (*"SMCE"*), and Genesis Financial, Inc., a Wyoming corporation ("GFI") and Timothy Alford, (*"Alford"*) representative of the Sellers set forth on Schedule A attached and made a part of this Agreement (the *"Sellers"*) (hereinafter, SMCE, GFI and Alford are sometimes collectively referred to as the *"Parties")*, and is made with reference to the following undisputed facts:

A. The SMCE, GFI and Alford entered into that certain Stock Purchase Agreement dated December 10, 2021 (the *"Stock Purchase Agreement"*) pursuant to which the SMCE agreed to purchase 95.3% of common shares of the Sellers, in exchange for 4,500,000 shares of SMCE's $10.00 Series B Convertible Preferred Stock (the *"Preferred Stock"*)

B. The Preferred Stock was delivered to GFI via Warwick Kerridge on November 18, 2021 as per the company's filings with its Transfer Agent and OTC Markets. The other transactions contemplated by the Stock Purchase Agreement were never completed and there was never a formal closing.

C. The parties have entered into discussions to alter the nature of the commercial relationships between the parties whereby they shall continue to carry of business dealings between each other but will not conclude the stock purchase agreement on the terms originally contemplated.

C. The Parties now desire to rescind all transactions and actions contemplated by the Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, or other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Rescission. Effective as of the date of December 12 ,2022 but executed, February 14, 2023, this agreement and anything in the Stock Purchase Agreement to the contrary notwithstanding, all transactions, actions, covenants set forth in the Agreement are hereby rescinded and all Parties hereby agree to co-operate with reverting the Parties back to before the date of the Stock Purchase Agreement, December 10, 2021. Simultaneously, with the signing of this Agreement, GFI will deliver the following to SMCE:

(a) SMCE's $10.00 Series B Convertible Preferred Stock Certificate in the amount of 4,500,000 shares,

(b) GFI shall agreed to provide a total face value converting note in the sum of $300.000 with the first $50,000 thereof within 21 days of the date hereof and the balance of $250,000 to be provided within 60 days of payable to GFI in 36 months with interest at 0% per annum, signed by SMCE.

(c) GFL and SMC will enter into an exclusivity agreement & Joint Venture for the Finity platform and all future fintech applications within a 36 month period; and in consideration thereof SMCE shall issue a stock allocation to GFI and shall offer unto GFI the right to acquire a further 10% of fully diluted capital of SMCE.

2. Release. Except for the rights and obligations of the Parties arising from this Agreement, each of the Parties hereby, for himself/itself, his/its employees, agents, partners, members, representatives, controlled entities and affiliates, successors and assigns, discharges and releases all other Parties and its past and present employees, agents, executors, administrators, trustees, heirs, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities (the *"Released Parties"*), from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogation's, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or un-matured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the

Stock Purchase Agreement and any and all other matters of any nature whatsoever in connection with the Stock Purchase Agreement. 3. Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Pa1ties hereto any rights or benefits hereunder. 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signatw·e page, with regard to any agreement subject to the tenns hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it. 5. Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflict of laws principles thereof. Each of the parties hereto in-evocably consents to the exclusive jurisdiction of any state or federal court located within Clark County, Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to asse,t or plead any objection which they might otherwise have to such jurisdiction and such process. 6. Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right. 7. Entire Agreement. This Agreement constitutes he entire contract between the parties and it supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the pa11ies relating to the subject matter hereof. There are no other understandings, statements, promises or inducements among the parties, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by any pariy hereto regarding the subject matter hereof. 8. fnvaliditv of Provisions. lf any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect. 9. Attorneys' Fees and Costs. In the event that any action or proceeding is brought to enforce this Agreement, then the non-prevailing party shall be liable to the prevailing party for all expenses and costs incurred by the prevailing party in protecting or enforcing its rights hereunder, including but not limited to reasonable attorneys' fees and costs regardless of whether those costs are expressly permitted by the Nevada Revised Statutes .. fN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written. SMC Entertainment, Inc.

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